Exhibit 35.2

CERTIFICATION WITH RESPECT TO

SERVICER COMPLIANCE STATEMENT

Amex Card Services Company

American Express Credit Account Master Trust

American Express Issuance Trust

Reporting Period January 1, 2011 to December 31, 2011

The undersigned, a duly authorized officer of Amex Card Services Company (“ACSC”), a wholly-owned subsidiary of American Express Travel Related Services Company, Inc. (“TRS”), pursuant to the Subservicing Agreement (the “Agreement”) dated as of June 1, 2006, between TRS and ACSC, does hereby certify that:

1. ACSC performs certain servicing procedures on behalf of TRS under the Agreement.

2. The undersigned is duly authorized to execute and deliver this Certificate.

3. A review of ACSC’s activities during the reporting period and of its performance under the Agreement has been made under my supervision.

4. To the best of my knowledge, based on such review, ACSC has fulfilled all of its obligations in all material respects under the Agreement throughout the reporting period.

5. Anderson Y. Lee, Kevin L. Thompson, Denise D. Roberts and Beth M. Schaefer are authorized to rely on this Certification in connection with their Sarbanes-Oxley and Regulation AB Item 1123 Certifications for the Reporting Period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 20th day of March, 2012.

AMEX CARD SERVICES COMPANY

By:	/s/ Ramon B. Martin
Ramon B. Martin
President